EXHIBIT 23.1

     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-39435 of National Bancorp of Alaska, Inc. on Form S-3 of our report dated January 23, 1998, incorporated by reference in the Annual Report on Form 10-K of National Bancorp of Alaska, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

June 30, 1998
Anchorage, Alaska